Exhibit (j)

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the heading "Auditor" in the Statement of Additional Information of Fidelity® International Small Cap Fund, which is included in Post-Effective Amendment No. 84 to the Registration Statement No. 811-4008 on Form N-1A of Fidelity Investment Trust.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
August 28, 2002